Exhibit 10.43


ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


1.   PURPOSE
     -------

     1.1 The purpose of this Key Manager Incentive Plan (the "Plan") is to motivate certain key managers of ENGlobal Corporation (the "Company") and its subsidiaries to promote the Company's core values, which are described in
Section 5.

     1.2 This Plan has been approved by the Board of Directors on December 16, 2004, to be effective as of January 1, 2005, and amended by the Board of Directors on March 28, 2006, to be effective as of January 1, 2006. This Plan has been amended by the Board of Directors on April 3, 2007 to be effective as of January 1, 2007.

2.   ELIGIBLE PARTICIPANTS
     ---------------------

     2.1 Participants shall include individuals who have been guaranteed participation in this Plan through specific provisions in their employment contracts and may also include the Company's CFO, Senior Vice President of Business Development, Senior Vice President of Corporate Services, Chief Governance Officer, subsidiary presidents (or equivalent), profit center (divisional) managers and officers, business development managers and officers, and key departmental and project management personnel, unless they are eligible to participate in a separate bonus plan ("Eligible Participants"). The Company's Chief Executive Officer has voluntarily elected not to participate in this Plan. Notwithstanding any guaranty of participation, Eligible Participants shall not be entitled to receive a bonus under this Plan unless they meet the requirements for the receipt of such bonus. In addition, the Company will pay bonuses under this Plan only to those Eligible Participants who are employed on a regular, full-time basis on the last day (the "Bonus Determination Date") of each calendar year (each, a "Bonus Period") for which the bonus is paid. Unless otherwise prohibited by law, an employee whose employment with the Company or its subsidiaries is terminated for any reason prior to the Bonus Determination Date for a particular Bonus Period will not be eligible to receive any bonus under this Plan based on his performance in that Bonus Period.

     2.2 The Chief Executive Officer, with the approval of the Board of Directors, may change the positions that qualify as Eligible Participants as he determines appropriate from time to time.

     2.3 If the Chief Executive Officer determines that an Eligible Participant has exhibited bad behavior, poor teamwork, or unsafe work practices, has failed to comply with Company policies and procedures or risk management practices, has used Company funds inappropriately, or has engaged in similar types of behavior, he shall not be entitled to receive a bonus until the Chief Executive Officer has determined that the behavior has been corrected. In making the determination to restore the Eligible Participant's right to a bonus, the Chief Executive Officer shall consult with the person who supervises the Eligible Participant.

     2.4 The fact that an individual is an Eligible Participant does not guarantee that he will receive a bonus under this Plan. Rather, payment of a bonus under this Plan is entirely discretionary and will depend on the Company's evaluation of the individual's performance, as more particularly described in this Plan, and on the benefit derived by the individual from his participation in other bonus plans.

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


3.   BONUS DETERMINATIONS
     --------------------

     3.1 Following the end of each Bonus Period, the Chief Executive Officer will determine how the total bonus pool shall be divided among the Eligible Participants and if portions of the Bonus Pool shall be set aside for certain key managers (the "Supervising Managers") to distribute to Eligible Participants under their supervision, as further described in Section 3.2, or shall be retained by the Company and not distributed. The Chief Executive Officer, through consultations with the Company's management staff, will determine which Eligible Participants will receive a bonus for that Bonus Period and the amounts of funds to be allocated to Supervising Managers for further distribution to Eligible Participants who are their subordinates. The Chief Executive Officer will be entitled to make the final decision.

     3.2 Only individuals who report directly to Chief Executive Officer are eligible to be Supervising Managers. The Supervising Managers shall evaluate Eligible Participants who are their subordinates using the criteria described in this Plan. Without the approval of the Chief Executive Officer, bonuses may not be awarded to any employees below the level of department head (for both billable and overhead positions) or to any project manager. The Company intends that this Plan be used to reward a smaller number of individuals with bonuses large enough to incentivize individuals to promote the goals and objectives described in this Plan. Supervising Managers should keep this in mind in awarding bonuses to their subordinates.

     3.3 Notwithstanding the other provisions herein, no bonus (other than the safety bonus, if earned) shall be paid to any profit center manager whose contribution to the Company's net operating income for the Bonus Period is significantly below the budgeted contribution to net operating income for that profit center as set forth in the Annual Budget. Likewise, no bonus shall be paid to any profit center manager (other than the Safety Bonus, if earned) if the actual departmental costs for his profit center are significantly above (on a percentage of revenue basis) those provided for in the Annual Budget.

     3.4 The Chief Executive Officer shall also have the final authority to resolve all disputes that may arise related to this Plan. The Chief Executive Officer's decisions will be without recourse by the affected employees. This Plan is not intended to be, and does not constitute, a contract between the Company and any Eligible Participant or other employee. This Plan may be revised or terminated at any time by the Board of Directors without prior notice to, or the consent of, any of the Eligible Participants.

4.   BONUS POOL AND BONUS PAYMENTS
     -----------------------------

     4.1 As long as this Plan is in effect, at the end of each Bonus Period, the Company shall designate an amount of money (the "Bonus Pool") to be used for the payment of bonuses to Eligible Participants. The amount of the Bonus Pool shall be determined by reference to the Company's Adjusted Earnings per Share (as herein defined) as compared to its prior year's Adjusted Earnings per Share for the relevant period. "Adjusted Earnings per Share" shall mean the Company's actual Earnings per Share for the Bonus Period as stated in the Company's audited financial statements filed with its Annual Report on Form 10-K, but adjusted each year to exclude unusual or infrequent transactions. The amount of the "Bonus Pool" shall be determined as follows:

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


     4.2 If the Company's adjusted earnings per share ("EPS") for the year for which the bonus is being paid (the "Current Year"), after subtracting any and all incentive compensation, exceeds adjusted EPS in the immediately preceding calendar year (the "Base Year"), then the Company shall contribute to the Bonus Pool in the amounts, and with the restrictions, as set below. Only for calculations pertaining to the Current Year 2007, a Base Year of 2005 will be utilized.

     (1) $80,000 for each penny per share of earnings the Company makes which is over and above the prior year's EPS.

     (2) Notwithstanding anything herein to the contrary, the total Bonus Pool for this plan shall not exceed 10.0% of adjusted pre-tax, pre-bonus earnings.

     4.3 The manner in which the total Bonus Pool is determined may be modified from time to time by the Board of Directors, without prior notice to the Participants. Notwithstanding the percentages set forth herein, unless the Board of Directors authorizes additional funding, the total of all Bonus Pools, including and any other bonuses, for any Bonus Period shall not exceed 12.5% of adjusted pre-tax, pre-bonus earnings.

     4.4 In the discretion of the Chief Executive Officer, an amount equal to 10% to 15% of the total Bonus Pool may be allocated for any employees exhibiting performance over and above requirements of their position, when their performance has resulted in the addition of new clients, an improvement in the Company's financial performance, the award of new projects, or other significant activities that reflect the Company's core values as defined in this Plan. If this amount is not awarded for any Bonus Period, it may, at the election of the Chief Executive Officer, be added to the Bonus Pool for the next Bonus Period.

     4.5 Bonus payments, if due hereunder, will be made no later than 10 days after the Company files its Annual Report on Form 10-K for the Bonus Period.

5.   CORE VALUE SYSTEM
     -----------------

     This Plan is intended to reward performance that reinforces and supports the Company's core values as applicable for each Eligible Participant. The evaluations for non-profit center managers (e.g. Accounting, HR, IR, Governance and IT) shall be adjusted for their "spheres of influence." For example, "client satisfaction" would be measured based on "internal client satisfaction" for accounting managers as opposed to "external client satisfaction" for operations managers. In making bonus determinations, the Chief Executive Officer will consider the following:

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


     5.1 Safety and Security
     -----------------------

          (a) The safety and security of the Company's employees and contractors is of paramount importance. Each manager who takes every required monthly safety test, who has not sustained any recordable injuries to himself, and who has a recordable incident rate of less than 0.5 for the group of employees (if any) under his control during the 12-month period ending on the Bonus Determination Date shall receive an automatic bonus equal to 10% of the Bonus Pool multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of Eligible Participants on the Bonus Determination Date.

          (b) Notwithstanding Section 5.1(a), if the CEO determines that any manager has acted in a manner that endangers the safety of the Company's employees, he shall not be entitled to receive a bonus under this Plan until further notice.

     5.2 Financial Results
     ---------------------

          As a public corporation, the Company is in the business of creating value for its shareholders. Consequently, for Eligible Participants who are responsible for profits or for a budget, the Company will consider each Eligible Participant's performance in accomplishing his budget. Just as project managers are accountable for project budgets even though they may not have personally prepared the project estimate, managers are accountable to meet the budgets approved by the Board of Directors even if the approved budget differs from the budget submitted by the manager. If a manager fails to meet his budget for any Bonus Period without valid reasons, he may not be eligible for a bonus for that Bonus Period. For operations (profit center) managers, the primary budget number to be considered will be the Net Operating Income from the profit center (without any allocation of corporate general and administrative expenses) as determined in the Company's consolidated financial statements. The Company will also consider actual variable overhead costs, actual general and administrative expenses, and accounts receivable balances greater than 60 days outstanding and actual income earned.

     5.3 Marketing
     -------------

          Since higher profits are critical to the Company's success, the Company places a high value on successful sales and marketing efforts. The Company may develop a point system to measure individual marketing efforts and to be considered in awarding bonuses. Until then, the Company will consider monthly marketing reports as well as the growth in an Eligible Participant's particular area of operations in determining each business development manager's bonus.

     5.4 Work-Sharing and Cooperation
     --------------------------------

          The Company values high employee utilization rates and cross-marketing efforts. One of the Company's key strategic goals is to encourage profit centers to work together. This Plan recognizes this in two ways: (1) the Bonus Pool is based on the consolidated profits of the Company, and (2) Eligible Participants will be evaluated on how well they cooperate with other divisions and departments through work-sharing, cross-marketing, and other types of assistance. The Company is able to serve its clients better through the strength of its combined operations rather than on a strictly local or individualized

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


basis. During slow work periods, the Company's goal is to keep the best people, no matter what office they are working in, by placing them on other work, if necessary, from other offices outside their local area. Under-utilization of employees is detrimental to the Company. Eligible Participants who encourage full utilization of all employees, work-sharing among Company locations and divisions, and cross-marketing will be favorably considered for a bonus under this Plan.

     5.5 Client Satisfaction
     -----------------------

          The Company operates in a competitive environment in which clients require the Company to accept ever-increasing liability and accountability for its employees' actions. Consequently, satisfying clients under these conditions can be difficult. Nevertheless, the Company reinforces the concept that it is in business to satisfy its clients and to obtain repeat business. The Company will give favorable consideration to Eligible Participants who succeed in this endeavor.

     5.6 Entrepreneurial Spirit
     --------------------------

          The Company recognizes that it will be difficult to achieve significant growth internally without new business ventures and investments in new key personnel. Thus, the Company encourages its managers to make well thought out entrepreneurial decisions. Managers who have an entrepreneurial idea that they believe could help the Company achieve its goals should submit a business plan in Executive Summary format to the Chief Executive Officer for his consideration, and if appropriate, for his presentation to the Board of Directors.

     5.7 Growth Contribution
     -----------------------

Typically, the largest operations contribute the highest profits to the Company's consolidated results, giving the managers of those operations the opportunity to earn a significant bonus under this Plan. However, managers of smaller operations can also qualify for a substantial bonus by achieving significant growth in the operations they manage. As a publicly traded company, the Company is seeking to be a high growth company. The Company anticipates that much of the Company's growth will be derived from acquisitions; however, internal growth typically creates even more value for the Company's stock. Consequently, the Company will award bonuses to managers of operations that grow significantly and in a manner that is sustainable. Because it is often easier for smaller operations to achieve a higher rate of growth, managers of small operations will also have an opportunity to receive a significant bonus. Criteria for measuring growth shall include the following weighted equally:

          (1)  Revenue growth year over year (% and total dollars).

          (2)  Earnings growth year over year (% and total dollars).

          (3)  Percentage growth in earnings relative to other profit centers.

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


     5.8 Long-Term Stability and Risk Management
     -------------------------------------------

          The Company's management expects each division to grow in a sustainable fashion and to create as much stability as the marketplace allows. It is relatively easy to show very fast growth rates by taking on high risk projects, such as lump sum and fixed price work. While the Company has no general objection to that type of work, it does expect the profitability of such work to be commensurate with the risks. Additionally, the Company expects the managers in charge to be diligent in managing risks so that the Company will not sustain significant losses even if a project does not go as planned. The Company may conduct audits of such projects to see if they were bid and performed in accordance with the Company's procedures for risk management, safety, cost control, and scheduling. Fast growth will not be rewarded if the growth was obtained through undertaking unreasonable risks.

     5.9 Market Share
     ----------------

          Because many clients utilize alliances and partnerships with engineering firms like the Company, market share has become even more important than in the past. The Company's goal is to be number one or two in its local, geographical area within the niche markets that it serves. These goals will be easier to obtain in markets outside of large oil and gas complexes like the Houston area. The Houston goal is to become one of the primary players in that marketplace. In the other geographical areas that the Company currently serves, the goal is to be number one or two in market share. The Company will view favorably all efforts that bring the Company closer to obtaining these goals.

     5.10 Leadership
     ---------------

          Employee morale is significantly influenced by the leadership qualities of the Company's managers. The Company encourages management personnel to operate as a cohesive team and speak with integrity and truthfulness, and believes employees will emulate management's actions. Thus, the Company values leadership, as opposed to dictatorial management styles, and will consider this in its evaluation of Eligible Participants.

     5.11 Credibility
     ----------------

          Part of leadership is to exhibit the highest degree of integrity and truthfulness in dealing with employees, suppliers, subcontractors, and clients. While this does not mean discussing Company business in an inappropriate manner or failing to speak tactfully, the Company values employees who are honest and accountable in their dealings. The Company's goal is for its employees to have complete credibility with others. The Company will reward Eligible Participants whose actions support this goal.

     5.12 Accountability
     -------------------

          The Company recognizes that employee performance is often influenced by outside circumstances beyond its control. However, the Company values managers who are accountable for their areas of responsibility and for the performance of their subordinates even when the unexpected occurs. Managers should accept responsibility for their area rather than asking forgiveness or making excuses when business does not go as planned. The Company values accountability and will reward Eligible Participants accordingly.

ENGlobal Corporation                                  Key Manager Incentive Plan
--------------------------------------------------------------------------------


     5.13 Empowerment
     ----------------

          The Company cannot grow at the pace it has established unless managers empower their subordinates to make decisions and hold their subordinates accountable for their actions. While employees are expected to participate and cooperate with each other to achieve the goals described in this Plan, the Company's general operating philosophy should be one of empowering associates and providing them with coaching, mentoring, and training necessary to make good decisions.

6.   MISCELLANEOUS
     -------------

     6.1 This Bonus Plan shall be governed by the laws of the State of Texas, excluding choice of law and conflict of law principles that direct the application of the laws of a different state. The Board of Directors is hereby authorized to resolve any ambiguities in this Plan.

     6.2 This Bonus Plan may be modified or amended at any time by the Board of Directors of the Company, with or without prior notice to the Eligible Participants. In addition, the Company has no obligation to pay any or all of the funds available for payment under this Plan.

     6.3 There are no third party beneficiaries to this Bonus Plan.

     6.4 This Bonus Plan is an unfunded and unsecured compensation arrangement. It is not governed by the Employee's Retirement and Income Security Act of 1974.


   Adopted by Resolution of the Compensation Committee of the Board of Directors
                                                                   April 3, 2007



                                                           /s/ William A. Coskey
                                                     ---------------------------
                                                         William A. Coskey, P.E.
                                                         Chairman of the Board